                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY


                          ASSET ACQUISITION AGREEMENT
                          ---------------------------

          ASSET ACQUISITION AGREEMENT (this "Agreement") dated as of June 24,
                                             ---------
1997, among TELCO COMMUNICATIONS GROUP, INC., a Virginia corporation ("Parent"),
                                                                       ------
TELCO NETWORK SERVICES, INC., a Nevada corporation and an indirect wholly owned subsidiary of Parent ("Network"), TELCO SWITCH ACQUISITION, INC., a Nevada
                       -------
corporation and an indirect wholly owned subsidiary of Parent ("Switch"; Network
                                                                ------
and Switch are collectively referred to as the "Sellers" and individually as a
                                                -------
"Seller"), and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation
-------
("Purchaser").
-----------

                                   RECITALS:
                                   --------

          The Sellers desire to sell to Purchaser and Purchaser desires to acquire from the Sellers, all right, title and interest of the Sellers in and to certain assets and properties owned by the Sellers, all upon the terms and subject to conditions contained herein.

          Parent is entering into this Agreement to induce Purchaser to acquire such assets and properties and to enter into this Agreement. In addition, on the date hereof, Parent, Telco Holdings, Inc. ("Holdings") and Purchaser are
                                                --------
entering into a Right to Use Agreement (the "Right to Use Agreement").
                                             ----------------------

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

          1.   ACQUISITION
               -----------

          1.1.   ACQUIRED ASSETS.
                 ---------------

          (a) In consideration of the payment by Purchaser of the relevant portion of the Acquisition Price (as defined in Section 3.1 below), (i) Network hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and takes assignment and delivery of, all the right, title and interest in and to the assets and properties of Network listed on Schedule 1.1(a)(i), (ii) Switch hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and takes assignment and delivery of, all the right, title and interest in and to the assets and properties of Switch listed on Schedule 1.1(a)(ii) and (iii) Parent, Holdings and Purchaser are entering into the Right to Use Agreement (all of such assets and properties and the Right to Use Agreement being referred to herein as the "Acquired Assets").
                                                  ---------------

          (b) Except as set forth on Schedule 1.1(b), all of the Acquired Assets are being sold, assigned, transferred, conveyed and delivered to Purchaser free and clear of all encumbrances, security interests, mortgages, pledges, restrictions, charges, or liens of any kind, including, without limitation, tax liens ("Liens").
        -----

          1.2.   EXCLUDED ASSETS.  Notwithstanding the foregoing, the Sellers
                 ---------------
are not selling, assigning, transferring, conveying or delivering, and Purchaser is not purchasing pursuant to this Agreement, and the term "Acquired Assets" does not include, any assets or properties of the Sellers not included in the Acquired Assets (the "Excluded Assets").
                      ---------------

          2.   LIMITED ASSUMPTION OF LIABILITIES
               ---------------------------------

          2.1.   ASSUMPTION OF LIABILITIES.  Except as expressly provided
                 -------------------------
herein, Purchaser does not assume or agree to pay, perform or discharge, any debts, liabilities, obligations, claims, expenses, taxes, contracts, accounts payable, or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined (collectively, "Liabilities") of any of the Sellers. Subject to
                             -----------
the terms, conditions, representations and warranties contained herein, Purchaser hereby assumes and agrees to pay, perform and discharge when due all Liabilities incurred and arising after the date hereof with respect to leases, contracts and agreements set forth on Schedule 2.1 (the "Assumed Liabilities")
                                                         -------------------
and no other Liabilities of the Sellers.

          2.2.   EXCLUDED LIABILITIES.  Except for the Assumed Liabilities, and
                 --------------------
regardless of whether any of the following may be disclosed to Purchaser pursuant to Section 4 hereof or otherwise, or whether Purchaser has knowledge of same, Purchaser does not assume, and shall have no liability for any Liabilities arising out of any act or omission occurring, or any state of facts existing, prior to the date hereof (the "Excluded Liabilities") including, without
                               --------------------
limitation, any Liability of any Seller relating to or arising from: (i) the breach of any Seller's obligations under the leases, contracts and agreements assigned to Purchaser; (ii) any infringement by any Seller on the rights of others in connection with the business and operations of such Seller; (iii) taxes, including, without limitation, any income, capital gains, sales, use or transfer tax arising from the operations of any Seller through the date hereof, including any thereof that may be due in connection with the transactions contemplated hereby; (iv) any damages, fines, interest or penalties assessed by any federal, state, county, city or municipal government or governmental agency or authority; or (v) any current or long-term debts, payables or amounts owing to any Seller's officers, directors, shareholders or any of their affiliates or any other third party. Each Seller retains, and shall pay, perform and discharge when due all Excluded Liabilities.

          3.   ACQUISITION PRICE
               -----------------

          3.1.  ACQUISITION PRICE; ALLOCATION OF ACQUISITION PRICE.  (a) The
                --------------------------------------------------
acquisition price for the Acquired Assets shall be $38,030,962 (the "Acquisition
                                                                     -----------
Price").  The Acquisition Price is hereby being paid by delivery of cash by wire
-----
transfer of immediately available funds.

          (b) The sum of the Acquisition Price and the Assumed Liabilities shall be allocated among the Acquired Assets as of the date hereof in accordance with Exhibit A. For all tax purposes, Purchaser, Parent and the Sellers agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit A, and that none of them will take any position inconsistent therewith in any tax return, in any refund claim, in any litigation, or otherwise.


          4. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS.
             --------------------------------------------------------

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and the Sellers, jointly and severally, represent and warrant to Purchaser as follows:

          4.1.  ORGANIZATION AND AUTHORITY OF PARENT AND THE SELLERS. Parent and
                ----------------------------------------------------
each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and each of the Sellers, the performance by Parent and each of the Sellers of its obligations hereunder and the consummation by Parent and each of the Sellers of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent and each of the Sellers. This Agreement has been duly executed and delivered by Parent and each of the Sellers and constitutes a legal, valid and binding obligation of Parent and each of the Sellers enforceable against Parent and each of the Sellers in accordance with its terms.

          4.2.   NO CONFLICT.  Assuming all consents, approvals, authorizations
                 -----------
and other actions described in Section 4.3 have been obtained and all filings and notifications listed in Schedule 4.3 have been made, and except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance of this Agreement by Parent and the Sellers do not and will not (a) violate or conflict with the certificate of incorporation or By-Laws of Parent or the Sellers, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Parent or any of the Sellers, or (c) except as set forth on Schedule 4.2, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Acquired Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which Parent or any of the Sellers is a party or by which any of the Acquired Assets is bound or affected.

          4.3.  CONSENTS AND APPROVALS.  The execution, delivery and performance
                ----------------------
of this Agreement by Parent and Sellers do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in Schedule
4.3 and (b) as may be necessary as a result of any facts or circumstances relating solely to Purchaser.

          4.4.   SOLVENCY.  None of Parent or any Seller is currently insolvent,
                 --------
as such term is defined in Title 11 of the United States Bankruptcy Code or any state statute relating to insolvency, and none of the execution and delivery of this Agreement by Parent and the Sellers, the performance of their obligations hereunder or the consummation by Parent and the Sellers of the transactions contemplated hereby will render Parent or any Seller insolvent or result in Parent or any Seller being unable to pay its debts as they become due.

          4.5.   COMPLIANCE WITH LAWS.  Except as set forth in Schedule 4.5,
                 --------------------
none of Parent or any Seller requires any license, permit or authorization issued by the Federal Communications Commission or any other governmental or regulatory authority with respect to the operation of the Acquired Assets. The Acquired Assets have been maintained in full compliance with all statutes, laws, treaties, rules, codes, ordinances, regulations, licenses, permits, certificates or orders of any governmental or regulatory authority and all judgments, decrees, injunctions, writs, orders or like actions of any court or other judicial or quasijudicial tribunal applicable to the Acquired Assets, except where a failure to do so would not materially adversely effect the Acquired Assets or the ability of Purchaser to immediately use the Acquired Assets in the manner in which they are currently being used (a "Material Adverse Effect"); provided,
                                        -----------------------    --------
however, that none of Parent or the Sellers is making any representation or
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warranties regarding Purchaser's ability to function as a common carrier.

          4.6.   COMPLIANCE WITH ENVIRONMENTAL LAWS.  To the best knowledge of
                 ----------------------------------
Parent and each Seller, except as would not have a Material Adverse Effect, (i) none of Parent or any Seller is in violation of any Environmental Laws, and no Lien has been attached to any of the Acquired Assets pursuant to any Environmental Laws nor are there any circumstances that could reasonably give rise to such a Lien, (ii) Parent's and each Seller's utilization of haulers and transporters to dispose of any Hazardous Substance has been in compliance with Environmental Laws, (iii) there has been no disposal or release of any Hazardous Substance by any person on any property which at any time was owned, operated or leased by Parent or any Seller except in compliance with Environmental Laws, and
(iv) there are no sites, locations or operations of Parent or any Seller or used in connection with any of their businesses at which Parent or any Seller is currently undertaking, or has completed, any remedial or response action relating to any such disposal or release as required by Environmental Laws. Except as would not have a Material Adverse Effect, Parent and each Seller has obtained, and is in compliance with, all permits, licenses, authorizations registrations and other consents required by Environmental Laws and no suspension of them is, to the best knowledge of Parent and the Sellers, threatened. Except as would not have a Material Adverse Effect, there are no civil, criminal or administrative claims, actions, suits, hearings, investigations or proceedings pending, or to the best knowledge of Parent and the Sellers, threatened that are based on any Environmental Laws applicable to the Acquired Assets. For purposes of this Agreement, "Environmental Laws" means
                                                       ------------------
any federal, state, provincial, regional, territorial, municipal, local or foreign statute, code, ordinance, rule or regulation (including the requirement to register underground storage tanks), any permit, consent, approval or license issued by an environmental regulatory agency, and any judgment, order, writ, decree, injunction or other authorization, in each case relating to (i) emissions, discharges, releases or threatened releases of Hazardous Substances into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land, (ii) the generation, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances, or (iii) otherwise relating to the pollution or protection of health or safety or the environment or to solid waste handling, treatment or disposal. For purposes of this Agreement, "Hazardous Substances" means (i) petroleum and petroleum
                  --------------------
products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (ii) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (iii) any other chemical, material or substance exposure to which is regulated by any governmental or regulatory authority.

          4.7.  LITIGATION, ETC.  Except as set forth on Schedule 4.7, there are
                ----------------
no judicial or administrative actions, suits, proceedings or investigations pending or threatened, relating to or affecting the Acquired Assets, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Acquired Assets after the date hereof by Purchaser. To the best knowledge of Parent and each Seller, there are no facts or circumstances that may give rise to any of the foregoing. None of the matters disclosed in Schedule 4.7 has had or could have a Material Adverse Effect.

          4.8.  OWNERSHIP AND TRANSFER OF ACQUIRED ASSETS.  (a) Each Seller has
                -----------------------------------------
good and marketable title to, or in the case of leased or subleased Acquired Assets, valid and subsisting leasehold interests in, or, in the case of licensed or sublicensed Acquired Assets, valid and subsisting licenses or sublicenses in, all of the Acquired Assets being sold to Purchaser by such Seller, free and clear of all Liens (other than permitted Liens set forth on Schedule 1.1(b)). Except as contemplated by Section 7.2, each Seller has the unrestricted right to sell, transfer, assign, convey and deliver to Purchaser all right, title and interest in and to the Acquired Assets being sold to Purchaser by such Seller without penalty or other adverse consequences.

          (b) The Acquired Assets are in good operating condition and fit for operation in the usual course of business, ordinary wear and tear excepted.

          (c) Following the consummation of the transactions contemplated by this Agreement, Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, the Acquired Assets.

          4.9.  MATERIAL CONTRACTS.  (a) True and complete copies of all
                ------------------
contracts, agreements, leases, subleases, licenses,
sublicenses, commitments and arrangements (including, without limitation, oral and informal arrangements) included in the Acquired Assets (the "Material
                                                                 --------
Contracts") have been made available to Purchaser by the Sellers.
---------

          (b) Except as disclosed in Schedule 4.9, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedules 4.2 or
4.3 are not obtained, shall continue in full force and effect without penalty or other adverse consequence. No Seller is in breach of, or default under, any Material Contract. Except as set forth in Schedule 4.9, none of Parent or the Sellers has received any notice alleging a breach of, or a default under, any Material Contract.

          (c) Except as disclosed in Schedule 4.9, to the best knowledge of Parent and the Sellers, no other party to any Material Contract is in breach thereof or default thereunder and none of Parent or the Sellers has provided to any other party any notice alleging a breach of, or a default under, any Material Contract.

          (d) Except as disclosed in Schedule 4.9, there is no contract, agreement or other arrangement granting any person any preferential right to purchase any of the Acquired Assets.

          4.10.  BROKERS, FINDERS, ETC.  All negotiations relating to this
                 ---------------------
Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Parent or the Sellers in such manner as to give rise to any valid claim for any brokerage or finder's fee, commission or similar compensation.

          4.11.  FULL DISCLOSURE. None of Parent or the Sellers is aware of any
                 ---------------
facts pertaining to the Acquired Assets which affect adversely the Acquired Assets and which have not been disclosed in this Agreement or the Schedules hereto or otherwise disclosed to Purchaser by Parent or any Seller in writing.

          5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
               -------------------------------------------

          As an inducement to Parent and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Parent and the Sellers as follows:

          5.1. INCORPORATION AND AUTHORITY OF PURCHASER. Purchaser is a
               ----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

          5.2.  NO CONFLICT.  Assuming all consents, approvals, authorizations
                -----------
and other actions described in Section 5.3 have been obtained and all filings and notifications listed in Schedule 5.3 have been made, and except as may result from any facts or circumstances relating solely to Parent and the Sellers, the execution, delivery and performance of this Agreement by Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-Laws of Purchaser, (b) except as would not prevent Purchaser from performing any of its obligations under this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser, or (c) except as would not prevent Purchaser from performing any of its obligations under this Agreement, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected.

          5.3.  CONSENTS AND APPROVALS.  The execution, delivery and performance
                ----------------------
of this Agreement by Purchaser do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Purchaser from performing any of its obligations under this Agreement and (b) as may be necessary as a result of any facts or circumstances relating solely to Parent and the Sellers.

          5.4.  BROKERS.  Except for Bear, Stearns & Co., Inc. ("Bear,
                -------                                          -----
Stearns"), no broker, finder or investment banker is entitled to any brokerage,
-------
finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its affiliates. Purchaser shall solely be responsible for all of the fees and expenses of Bear, Stearns.


          6.  INDEMNIFICATION
              ---------------

          6.1.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The
                 ------------------------------------------
representations and warranties made by Purchaser, Parent and the Sellers shall survive the signing and consummation of the transactions contemplated by this Agreement for a period of 18 months, except for any such representations and warranties relating to tax matters, which shall survive to the applicable statute of limitations. All representations and warranties made by or on behalf of Parent and the Sellers in this Agreement shall be deemed to have been relied upon by Purchaser (notwithstanding any investigation by Purchaser).

          6.2.  INDEMNIFICATION.  (a)  Purchaser and its shareholders,
                ---------------
affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by
   ---------------------------
Parent and the Sellers, jointly and severally, from and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses incurred by the Purchaser Indemnified Party in any action or proceeding between the Sellers and/or Parent and the Purchaser Indemnified Party or between the Purchaser Indemnified Party and any third party or otherwise) actually suffered or incurred by them (including, without limitation, any action or proceeding brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:
                      ----

          (i) the breach of any representation, warranty, covenant or agreement made by Parent or the Sellers contained in this Agreement or any related document; or

          (ii) any claim or cause of action of any third party (including, without limitation, any federal of state government entity), whether commenced before or after the date of this Agreement, to the extent arising out of any action, inaction, event, condition, Liability or obligation of Parent or any Seller occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Purchaser as of the date hereof); or

          (iii) any fines or penalties assessed by any federal, state, county, city or municipal government or any governmental agency or authority to the extent arising out of any action, inaction, event, condition, Liability or obligation of Parent or any Seller occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Purchaser as of the date hereof); or

          (iv) failure to pay, perform or discharge any obligation, Liability, agreement or commitment not assumed by Purchaser pursuant to this Agreement, including, without limitation, the Excluded Liabilities.

          (b) Parent, the Sellers and their respective shareholders, affiliates, officers, directors, employees, agents, successors and assigns (each a "Parent
                                                                        ------
Indemnified Party") shall be indemnified and held harmless by Purchaser from and
-----------------
against any and all Losses arising out of or resulting from:

          (i) the breach of any representation, warranty, covenant or agreement made by Purchaser contained in this Agreement or any related document; or

          (ii) any claim or cause of action of any third party (including, without limitation, any federal of state government entity), commenced after the date of this Agreement, to the extent arising out of any action, inaction, event, condition, Liability or obligation of Purchaser arising after the date hereof; or

          (iii) any fines or penalties assessed by any federal, state, county, city or municipal government or any governmental agency or authority to the extent arising out of any action, inaction, event, condition, Liability or obligation of Purchaser occurring or existing after the date hereof; or

          (iv)  failure to pay, perform or discharge any Assumed Liability.

          6.3.  NOTICE OF CLAIMS.  An indemnified party shall promptly (and, in
                ----------------
any event, within five business days) give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under Section 6.2, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the indemnifying party under Section 6.2 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in Section 6.2 ("Third
                                                                       -----
Party Claims") shall be governed by and contingent upon the following additional
------------
terms and conditions: if an indemnified party shall have received notice of any Third

Party Claim, the indemnified party shall promptly (and, in any event, within five business days) give the indemnifying party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not
       --------  -------
release the indemnifying party from any of its obligations under Section 6.2 except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or liability that it may have to any indemnified party otherwise than under
Section 6.2. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably
                   --------  -------
likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party reasonably determines counsel is required, at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. Such Third Party Claim may be settled by the indemnifying party if it contains a full release of the indemnified party and such Third Party Claim may be settled by the indemnified party if it contains a full release of the indemnifying party.

          7.   ADDITIONAL AGREEMENTS
               ---------------------

          7.1.  CONFIDENTIALITY. (a)  Parent and each of the Sellers agrees to,
                ---------------
and shall cause its agents, representatives, affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, product development, price, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, and all other confidential information with respect to the Acquired Assets, (ii) in the event that Parent or any Seller or any such agent, representative, affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may seek a protective order or other remedy or waive compliance with this Section 7.1, (iii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 7.1, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish to Purchaser any and all copies (in whatever form or medium) of all such confidential information in the possession of Parent or any Seller or any of its agents, representatives, affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of Parent or any Seller or any of its agents, representatives, affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided,
                                                                     --------
however, that this sentence shall not apply to any information that, at the time
-------
of disclosure, is available publicly and was not disclosed in breach of this Agreement by Parent, the Sellers, their agents, representatives, affiliates, employees, officers or directors.

          (b) Purchaser agrees to, and shall cause its agents, representatives, affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, product development, price, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, and all other confidential information with respect to Parent and the Sellers, (ii) in the event that Purchaser or any such agent, representative, affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Parent with prompt written notice of such requirement so that Parent may seek a protective order or other remedy or waive compliance with this Section 7.1, (iii) in the event that such protective order or other remedy is not obtained, or Parent waives compliance with this Section 7.1, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish to Parent any and all copies (in whatever form or medium) of all such confidential information in the possession of Purchaser or any of its agents, representatives, affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of Purchaser or any of its agents, representatives, affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that
                                                     --------  -------
this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Purchaser or its agents, representatives, affiliates, employees, officers or directors.

          7.2.  SUBCONTRACTS.  To the extent that any Material Contract is not
                ------------
assignable without the consent of a third party, this Agreement shall not constitute an assignment, sublease or license or an attempted assignment, sublease or license thereof if such assignment, sublease or license or attempted assignment sublease or license would constitute a breach thereof. Parent and the Sellers agree to use best efforts to obtain the consent of such third party to the assignment of such Material Contract in all cases in which such consent is or may be required. If any such consent shall not be obtained, Parent and the Sellers shall cooperate fully with Purchaser in any reasonable arrangement designed to provide to Purchaser the benefits intended to be assigned, subleases or licensed to Purchaser under the relevant Material Contract, including, without limitation, enforcement at the cost and for the account of Purchaser of any rights of Parent or the Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent such arrangement cannot be made, Purchaser shall not have any obligation with respect to any such Material Contract and the parties shall negotiate in good faith to determine an appropriate refund of a portion of the Acquisition Price to cover the costs and expenses of Purchaser's replacement of such Material Contract.

          7.3.   RECORDS.   (a)  In order to facilitate the resolution of any
                 -------
claims made against or incurred by Parent or the Sellers prior to the date hereof, for a period of seven years after the date hereof, Purchaser shall (i) retain the books and records for the Acquired Assets relating to periods prior to the date hereof in a manner reasonably consistent with the prior practice of the Sellers and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Parent or the Sellers reasonable access (including the right to make, at Parent's or the Sellers' expense, photocopies), during normal business hours, to such books and records.

          (b) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser or for any other reasonable purpose, for a period of seven years after the date hereof, each of Parent and the Sellers shall (i) retain the books and records of Parent and the Sellers which relate to the Acquired Assets for periods prior to the date hereof and which have not otherwise been delivered to Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser reasonable access (including the right to make, at Purchaser's expense, photocopies), during normal business hours, to such books and records.

          7.4. EMPLOYEE MATTERS.  Within 30 days after the date hereof,
               ----------------
Purchaser may, at its option, offer employment to any of the individuals listed in Exhibit B. Purchaser shall not be under any obligation to offer any employment to any employees listed on Exhibit B, but shall notify Parent promptly upon Purchaser's making of such an offer. Purchaser and Parent shall cooperate with each other on the employment start date for any such employee hired by Purchaser. With respect to the employees listed on Exhibit B, the terms of any offers will be in the sole discretion of Purchaser. Until the expiration of the nine month period following the date hereof, none of Parent or any Seller shall, directly or indirectly, offer employment to or employ any person listed on Exhibit B without the prior written consent of Purchaser, which shall not be unreasonably withheld.

          7.5. ADDITIONAL SERVICES.  (a) From and after the date hereof,
               -------------------
Purchaser shall provide to Parent and the Sellers the services set forth in Exhibit C at the rates specified in Exhibit C. In addition, Purchaser shall offer such services at such rates to Advantis.

          (b) From and after the date hereof, at the request of Purchaser, Parent shall offer co-location services to Purchaser or its affiliates to the extent space for such services is available in Parent's sole discretion. Purchaser and Parent shall negotiate in good faith the terms and rates for such co-location services as and when requested by Purchaser based upon the reasonable and customary standards and rates for the industry.

          7.6.  FURTHER ACTION.  Except as provided in Section 7.2, each of the
                --------------
parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement. In addition, the parties shall use all reasonable efforts to obtain any and all documentation necessary to qualify for bulk sale, casual sale, occasional sale or resale certification.


          8.   GENERAL
               -------

          8.1.  EXPENSES.  All costs and expenses, including, without
                --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          8.2.  NOTICES.  All notices, requests, claims, demands and other
                -------
communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or the Sellers:

          TELCO COMMUNICATIONS GROUP, INC.
          4219 Lafayette Center Drive
          Chantilly, Virginia 20151
          Attention: Bryan K. Rachlin, COO
          Telecopy:  (703) 631-5688

          with a copy to:

          Swidler & Berlin, Chartered
          3000 K Street, Suite 300
          Washington, DC 20007-5116
          Attention: John J. Klusaritz, Esq.
          Telecopy: (202) 424-7643

     (b)  if to Purchaser:

          INTERMEDIA COMMUNICATIONS INC.
          3625 Queen Palm Drive
          Tampa, Florida 33619
          Attention: Robert M. Manning, CFO
          Telecopy: (813) 829-2390
     with a copy to:

          Kronish, Lieb, Weiner & Hellman LLP
          1114 Avenue of the Americas
          New York, New York  10036
          Attention: Ralph J. Sutcliffe, Esq.
          Telecopy:  (212) 479-6275

          8.3.    PUBLIC ANNOUNCEMENTS.  Unless otherwise required by law, or
                  --------------------
the rules of the Nasdaq Stock Market, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media with respect thereto without prior written approval of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

          8.4.  HEADINGS.  The headings contained in this Agreement are for
                --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.5.  SEVERABILITY.  If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          8.6.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
                ----------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Parent, the Sellers and Purchaser with respect to the subject matter hereof.

           8.7.  ASSIGNMENT. This Agreement shall not be assigned by operation
                 ----------
of law or otherwise.

          8.8  NO THIRD-PARTY BENEFICIARIES.  Except as provided in Section 6.2,
               ----------------------------
this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          8.9  AMENDMENT; WAIVER.  This Agreement may not be amended or modified
               -----------------
except by an instrument in writing signed by the parties hereto. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

          8.10 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

          8.11 WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO HEREBY
               -----------------------
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

          8.12  CONSENT TO JURISDICTION.  Each of Parent, the Sellers and
                -----------------------
Purchaser hereby irrevocably submits to the exclusive jurisdiction of any Delaware State or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement, and each of Parent, the Sellers and Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in such Delaware State or federal court. Each of Parent, the Sellers and Purchaser hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. As an alternative method of service, each of Parent, the Sellers and Purchaser also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 8.2. Each of Parent, the Sellers and Purchaser agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of Parent, the Sellers or Purchaser to serve legal process in any other manner permitted by law or affect the right of Parent, the Sellers or Purchaser to bring any action or proceeding not arising out of or relating to this Agreement against the other party or its property in the courts of any other jurisdictions. The consents to jurisdiction set forth in this Section
8.12 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this
Section 8.12 and shall not be deemed to confer rights on any person other than Parent, the Sellers, Purchaser and the third party beneficiaries of this Agreement specified in Section 8.8.

          8.13 ATTORNEYS' FEES.  In any action, proceeding or counterclaim
               ---------------
arising out of or in any way connected with this Agreement, the prevailing parties shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection therewith.

          8.14  COUNTERPARTS.  This Agreement may be executed in one or more
                ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          8.15  SPECIFIC PERFORMANCE.  The parties hereto agree that irreparable
                --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Purchaser, Parent and the Sellers have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                         INTERMEDIA COMMUNICATIONS INC.


                         By:_______________________________
                            Name:
                            Title:


                         TELCO COMMUNICATIONS GROUP, INC.


                         By:_______________________________
                            Name:
                            Title:


                         TELCO NETWORK SERVICES, INC.


                         By:_______________________________
                            Name:
                            Title:


                         TELCO SWITCH ACQUISITION, INC.


                         By:_______________________________
                            Name:
                            Title:

     IN WITNESS WHEREOF, Purchaser, Parent and the Sellers have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                         INTERMEDIA COMMUNICATIONS INC.


                         By: /s/ Robert M. Manning
                             ---------------------
                         Name:  Robert M. Manning
                         Title: SVP & CFO


                         TELCO COMMUNICATIONS GROUP, INC.


                         By: /s/ Bryan K. Rachlin
                             --------------------
                         Name:  Bryan K. Rachlin
                         Title: Chief Operating Officer &
                                Secretary


                         TELCO NETWORK SERVICES, INC.


                         By:/s/ Bryan K. Rachlin
                            --------------------
                         Name:  Bryan K. Rachlin
                         Title: Secretary


                         TELCO SWITCH ACQUISITION, INC.


                         By:/s/ Bryan K. Rachlin
                            --------------------
                         Name:  Bryan K. Rachlin
                         Title: Secretary

                               SCHEDULE 1.1(a)(i)

                          Acquired Assets from Network
                          ----------------------------


License for the Hekimian Test System Software (owned by Hekimian Laboratories, Inc.).

License for the DSC 1/0 DACs Operating System (owned by DSC Marketing Services, Inc.).

                              SCHEDULE 1.1(a)(ii)

                          Acquired Assets from Switch
                          ---------------------------


    CITY            EQUIPMENT        QUANTITY


ATLANTA
               DMS250                       1
               NORTEL 6X50 EC             108
               AUSTRON CLOCK                1
               HEIKIMIAN                    1
               SPX-30/50                    1
               NETWORK VRU                  1
               TITAN 5500                   1
               1/0 DACS - QWEST             1
               CUS8A                        1
               EC2551                     376
               EC2551A                     84
               D4 CHNL - ADV                1
               DSX-3 PANELS                 9
               DSX3-MODULES               173
               DSX-1 PANELS                56
               TEST GEAR                    6


CHICAGO
               DMS250                       2
               NORTEL 6X50 EC             130
               AUSTRON CLOCK                1
               HEIKIMIAN                    1
               SPX-30/50                    1
               NETWORK VRU                  1
               TITAN 5500                   1
               EC2551                     253
               EC2551A                    159
               D4 CHNL - ADV                1
               DSX-3 PANELS                11
               DSX-3 MODULES              163
               DSX-1 PANELS                75
               FUSE PANELS                  3
               TEST GEAR                    6
               ICRS SUN20 GATEWAY           1

    CITY            EQUIPMENT        QUANTITY


DALLAS
               DMS250                       2
               NORTEL 6X50 EC             109
               AUSTRON CLOCK                1
               HEIKIMIAN                    1
               SPX-30/50                    1
               TITAN 5500                   1
               1/0 DACS - QWEST             1
               M1/3NECRC-28D                2
               EC2531-I1                   58
               EC2551                     279
               EC2551A                    179
               D4 CHNL - ADV                1
               DSX-3 PANELS                14
               DSX-3 MODULES              290
               DSX-1 PANELS                43
               FUSE PANELS                  8
               TEST GEAR                    6
               CDR COLLECTION SYS           1
               ICRS SUN1000 GATEWAY         1
               ICRS SUN20 GATEWAY           1

    CITY            EQUIPMENT        QUANTITY

LOS ANGELES
               DMS250                       1
               NORTEL 6X50 EC             121
               AUSTRON CLOCK                1
               HEIKIMIAN                    1
               SPX-30/50                    1
               TITAN 5500                   1
               NECA31DACS                   1
               1/0 DACS - QWEST             1
               M1/3NECRC-28D                4
               EC2531-I2                  114
               EC2551                     356
               EC2551A                    293
               D4 CHNL - ADV                1
               D4 CHNL - QWEST              2
               DSX-3 PANELS                13
               DSX-3 MODULES              425
               DSX-1 PANELS               133
               FUSE PANELS                  1
               POWER SUPPLIES               2
               TEST GEAR                    6


NEW YORK
               DMS250                       1
               NORTEL 6X50EC              107
               AUSTRON CLOCK                1
               HEIKIMIAN                    1
               SPX-30/50                    1
               TITAN 5500                   1
               1/0 DACS - QWEST             1
               M1/3NECRC-28D                2
               EC2551                     147
               EC2551A                     29
               D4 CHNL - ADV                1
               DSX-3 PANELS                12
               DSX-3 MODULES              192
               DSX-1 PANELS               117
               FUSE PANELS                 10
               TEST GEAR                    6

Lease agreement, dated April 15, 1997, between Switch (as successor to Advantis) and American National Bank and Trust Company of Chicago relating to 205 N. Michigan Avenue, 9th Floor.

Sublease agreement, dated April 15, 1997, between Advantis and Switch relating to 1100 Circle 75 Parkway, 16th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 2323 Bryan Street, Suite 700.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 624 S. Grand Avenue, 15th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 60 Hudson Street, 3d Floor.

License for the Tellabs 532 I/O DACs Operation System (owned by Tellabs Operations, Inc.).

License for the Tellabs 520 Admin. System - Ver 6.0 (owned by Tellabs Operations, Inc.).

License for the DMS 250 Operating System (owned by Northern Telecom Inc.).

License for the SS7 Protocol Stack Software - for TCAP messages (owned by NewNet, Inc.).

License for the SS7 Protocol Stack Software - for Excel switch interface (owned by NewNet, Inc.).

License for the Intelligent Call Routing System/Resource Allocator Version 1.2 (ICRS/RA) (owned by Advantis).

License for the Enhanced Services Platform (ESP) (owned by Advantis).

License for the Call Detail Collection System (owned by Advantis).

License for the MAXM Rules Sets (owned by Advantis).

                                SCHEDULE 1.1(b)

                                Permitted Liens
                                ---------------

                                      NONE

                                  SCHEDULE 2.1

                              Assumed Liabilities
                              -------------------

Lease agreement, dated April 15, 1997, between Switch (as successor to Advantis) and American National Bank and Trust Company of Chicago relating to 205 N. Michigan Avenue, 9th Floor.

Sublease agreement, dated April 15, 1997, between Advantis and Switch relating to 1100 Circle 75 Parkway, 16th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 2323 Bryan Street, Suite 700.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 624 S. Grand Avenue, 15th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 60 Hudson Street, 3d Floor.

License for the Hekimian Test System Software (owned by Hekimian Laboratories, Inc.).

License for the DSC 1/0 DACs Operating System (owned by DSC Marketing Services, Inc.).

License for the Tellabs 532 I/O DACs Operation System (owned by Tellabs Operations, Inc.).

License for the Tellabs 520 Admin. System - Ver 6.0 (owned by Tellabs Operations, Inc.).

License for the DMS 250 Operating System (owned by Northern Telecom Inc.).

License for the SS7 Protocol Stack Software - for TCAP messages (owned by NewNet, Inc.).

License for the SS7 Protocol Stack Software - for Excel switch interface (owned by NewNet, Inc.).

License for the Intelligent Call Routing System/Resource Allocator Version 1.2 (ICRS/RA) (owned by Advantis).

License for the Enhanced Services Platform (ESP) (owned by Advantis).

License for the Call Detail Collection System (owned by Advantis).

License for the MAXM Rules Sets (owned by Advantis).

                                  SCHEDULE 4.2

                                   Conflicts
                                   ---------

Lease agreement, dated April 15, 1997, between Switch (as successor to Advantis) and American National Bank and Trust Company of Chicago relating to 205 N. Michigan Avenue, 9th Floor.

Sublease agreement, dated April 15, 1997, between Advantis and Switch relating to 1100 Circle 75 Parkway, 16th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 2323 Bryan Street, Suite 700.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 624 S. Grand Avenue, 15th Floor.

Sublease agreement, dated April 15, 1997, between Switch and Advantis relating to 60 Hudson Street, 3d Floor.

License for the Hekimian Test System Software (owned by Hekimian Laboratories, Inc.).

License for the DSC 1/0 DACs Operating System (owned by DSC Marketing Services, Inc.).

License for the Tellabs 532 I/O DACs Operation System (owned by Tellabs Operations, Inc.).

License for the Tellabs 520 Admin. System - Ver 6.0 (owned by Tellabs Operations, Inc.).

License for the DMS 250 Operating System (owned by Northern Telecom Inc.).

License for the SS7 Protocol Stack Software - for TCAP messages (owned by NewNet, Inc.).

License for the SS7 Protocol Stack Software - for Excel switch interface (owned by NewNet, Inc.).

License for the Intelligent Call Routing System/Resource Allocator Version 1.2 (ICRS/RA) (owned by Advantis).

License for the Enhanced Services Platform (ESP) (owned by Advantis).

License for the Call Detail Collection System (owned by Advantis).

License for the MAXM Rules Sets (owned by Advantis).

                                  SCHEDULE 4.3

                             Consents and Approvals
                             ----------------------


                                      NONE

                                  SCHEDULE 4.5

                         Compliance with Laws/ Permits
                         -----------------------------


                                      NONE

                                  SCHEDULE 4.7

                                   Litigation
                                   ----------


                                      NONE

                                  SCHEDULE 4.9

                               Material Contracts
                               ------------------


                                      NONE

                                  SCHEDULE 5.3

                                  No Conflict
                                  -----------


                                      NONE

                                   Exhibit A

                        Allocation of Acquisition Price
                        -------------------------------

The sum of the Acquisition Price and the Assumed Liabilities shall be allocated to the Acquired Assets based upon fair market value. The excess of the sum of the Acquisition Price and the Assumed Liabilities over the fair market value of the Acquired Assets shall be allocated to intangible assets.

                                   Exhibit B

                               List of Employees

                                   Exhibit C

                         Services Provided by Purchaser